UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 3, 2015

Date of Report (Date of earliest event reported)

DexCom, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-51222	33-0857544
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

6340 Sequence Drive, San Diego, CA		92121
(Address of principal executive offices)		(Zip Code)

(858) 200-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

On September 3, 2015, DexCom, Inc. (“DexCom”) and Edwards Lifesciences, LLC (“Edwards”) entered into a Restatement of License, Termination of Collaboration & Release Agreement (the “Restated Agreement”) terminating each of the “Manufacturing and Supply Agreement” and “Quality Agreement,” and amending in part the “Collaboration Agreement,” each originally dated November 10, 2008 and made by and between DexCom and Edwards (the “Original Agreements”).

Pursuant to the Restated Agreement, DexCom and Edwards have agreed to a mutual release of claims, including any activities related to further development obligations or milestone payments. In addition, the Restated Agreement provides Edwards with a fully paid-up, royalty-free license to use certain of DexCom’s intellectual property solely in the field of blood-based glucose monitoring within the hospital environment. Under the Restated Agreement, DexCom reserves the right to market and sell its interstitial continuous glucose monitoring technology in all settings, including within the hospital market. No payments are required by either party in connection with the Restated Agreement.

The Original Agreements as terminated or amended by the Restated Agreement are no longer material to DexCom.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEXCOM, INC.

Date: September 9, 2015	By:	/s/ Jess Roper
Jess Roper
Senior Vice President and Chief Financial Officer